SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549


                             FORM 8-K


          Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) JULY 22, 1997



                           PSINET INC.
      (Exact name of registrant as specified in its charter)



      NEW YORK                    0-25812         16-1353600
(State or other jurisdiction   (Commission    (IRS Employer
  of incorporation)           File Number)   Identification No.)



510 HUNTMAR PARK DRIVE, HERNDON, VIRGINIA                20170
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (703)904-4100
                                                   -------------


________________________________________________________________
 (Former name or former address, if changed since last report)


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Item 5.  Other Events.
         -------------

          On July 22, 1997, PSINet Inc., a New York corporation ("PSINet" or the "Company"), entered into an IRU and Stock Purchase Agreement (the "Agreement") with IXC Internet Services, Inc. ("IXC"), an indirect subsidiary of IXC Communications, Inc. ("IXC Communications), to acquire noncancellable, indefeasible rights of use ("IRUs") in (i) two fibers in specified portions of IXC's fiber optic telecommunication system in the United States (the "Available System") of up to 10,000 equivalent route miles of OC-48 bandwidth (the "PSINet Fiber IRU") and (ii) capacity of up to 10,000 equivalent route miles of OC-48 bandwidth on the Available System (the "PSINet Capacity IRU" and, together with the PSINet Fiber IRU, the "PSINet IRUs").

          As consideration for the grant of the PSINet IRUs, PSINet will issue to IXC, at the closing of the transactions contemplated by the Agreement (the "Closing"), shares of its Common Stock equal to 19.99999% (as of July 22, 1997, approximately 10,155,536 shares) of the issued and outstanding Common Stock of the Company as of the Closing, after giving effect to the shares to be issued to IXC and to shares issuable upon exercise of outstanding warrants (such shares issuable to IXC at the Closing, as adjusted for post-issuance stock splits, stock dividends, recapitalizations or similar events, the "IXC Initial Shares"). In addition, if the fair market value (based on the volume-weighted average closing market price per share of the Company's Common Stock as reported over the 20 trading day period immediately preceding the applicable date of determination) of the IXC Initial Shares (the "IXC Initial Shares Value") as of the earlier of (i) the first anniversary of the date on which 100% of the bandwidth comprising the PSINet IRUs is made available to PSINet or
(ii) the fourth anniversary of the Closing (the "Determination Date") is not equal to or greater than $240 million, PSINet will be obligated to deliver to IXC either (1) additional shares of the Company's Common Stock (the "Additional Shares" and, together with the IXC Initial Shares, the "IXC Shares"), (2)cash, or (3) a combination thereof equal to the shortfall, in any case at PSINet's sole option.

          PSINet is entitled, at its sole option, to accelerate its obligation to deliver Additional Shares and/or cash as described above at any date after the Closing (the "Acceleration Date"). In addition, the right of IXC to receive Additional Shares and/or cash will terminate on such date as the calculation of the IXC Initial Shares Value would result in a value equal to or greater than $240 million. The delivery or payment of Additional Shares and/or cash will not relieve IXC of its obligations under the Agreement.

          IXC SHARES. PSINet will have a right of first offer to acquire any IXC Shares proposed to be sold by IXC at the closing market price per share of the Company's Common Stock on the date

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

notice of such proposed sale is given to PSINet.
In addition, neither IXC, IXC Communications nor any of their controlled affiliates (collectively, the "IXC Parties") may sell or otherwise dispose of any shares of the Company's Common Stock during the six-month period preceding or following the Determination Date or during the six-month period following the Acceleration Date. IXC will receive certain demand and "piggy- back" registration rights with respect to the IXC Shares pursuant to a registration rights agreement to be entered into at the Closing. PSINet's Chairman will recommend that Ralph J. Swett, IXC's chairman, president and chief executive officer, be elected, effective as of the Closing, to PSINet's Board of Directors, and Mr. Swett will be permitted to remain on the Company's Board for so long as IXC continues to own 95% of the IXC Initial Shares.

          In connection with this transaction, IXC and IXC Communications have entered into standstill agreements with the Company pursuant to which the IXC Parties are prohibited from, among other things, (i) acquiring any securities or property of PSINet and its subsidiaries (other than pursuant to the Agreement), (ii) proposing or inducing others to propose any merger or other business combination involving PSINet and its subsidiaries,
(iii) soliciting "proxies" or "consents" or becoming a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934 (the "1934 Act")) with respect to the voting of any voting securities of PSINet or any of its subsidiaries, or
(iv) otherwise seeking to control or influence (except as a customer or supplier in the ordinary course of business) the management, Board of Directors or policies of PSINet (provided that the restrictions described in clause (iv) above will not prohibit Mr. Swett, for so long as he is a director of PSINet, from acting in his capacity as such a director in a manner consistent with the proper exercise of his fiduciary duties).

          In addition, in connection with this transaction, PSINet has amended its Shareholder Rights Agreement dated May 8, 1996 (the "Rights Agreement") to provide that IXC Communications and its affiliates will not be deemed to be the "Beneficial Owner" of or to "beneficially own" (as such terms are defined in the Rights Agreement) the IXC Shares until the IXC Shares are actually issued to IXC pursuant to the Agreement. PSINet has also agreed with IXC pursuant to the Agreement to further amend the Rights Plan to provide, among other things, for certain modifications to the definitions of "Affiliate," "Associate," "Beneficial Owner" and "beneficially own" contained in the Rights Agreement.

          PSINET IRUs. Based on information presently available to the Company from IXC, the Company anticipates that more than 3,100 route miles of bandwidth will be completed on the Available System as of the Closing and made available to the Company as part of the PSINet IRUs.

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In addition, certain bandwidth leased by PSINet from IXC prior to the Closing will be transferred into bandwidth covered by the PSINet IRUs.
IXC also will grant PSINet a security interest in the PSINet IRUs and in a portion of certain other IRUs in IXC's fiber optic telecommunications system, together with an assignment of certain rights of IXC with respect to the PSINet IRUs under a contribution agreement with IXC Carrier, Inc., its direct parent company, to secure IXC's obligations under the Agreement to deliver the PSINet IRUs.

          Until the Available System consists of at least 10,000 route miles of OC-48 bandwidth, IXC is obligated to permit PSINet to "double up" on the completed portion of the Available System so that PSINet may have IRUs in up to two OC-48s of bandwidth on such portion of the Available System equal to the shortfall. Under certain circumstances, PSINet also will be permitted to order bandwidth on portions of the Available System in excess of 10,000 route miles. The Agreement contemplates that the total amount of bandwidth will be delivered to PSINet (to the extent then available) in specified minimum increments every six months during the two-year period following the Closing. IXC will provide customary operation and maintenance services with respect to the bandwidth delivered to PSINet at specified prices and terms. IXC also will furnish multiplexing, reconfiguration and collocation services with respect to such bandwidth as requested by PSINet at agreed upon fees. The term of each bandwidth unit of the PSINet IRUs will end upon the earlier of (i) 20 years from the date of acceptance thereof by PSINet or (ii) 24 years from the Closing, subject to extension under certain circumstances.


          PSINet may use the bandwidth acquired from IXC for any purpose in connection with the provision of Internet services, but is restricted from using such bandwidth to deliver any private line or long distance switched telephone service to any third party. In addition, PSINet may not effect any sale, swap, lease or other transfer of such bandwidth to any third party except (i) to an affiliate of PSINet or (ii) in connection with the offering of Internet connectivity services or (iii) in connection with a bona fide financing arrangement with an unaffiliated third party. Any transferee of bandwidth acquired from IXC, other than in connection with a bankruptcy of the Company, will be subject to the terms and conditions of the Agreement.

          CONDITIONS TO CLOSING. The Closing is currently expected to take place not later than November 25, 1997, subject, among other things, to receipt of all requisite consents and approvals (including, without limitation, approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and consent of the Company's shareholders), the reincorporation of PSINet in the State of Delaware, receipt of fairness opinions from the parties' respective investment bankers and, in the case of PSINet, receipt from its investment bankers of a valuation of the

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

PSINet IRUs and the IXC Shares, and certain other customary closing conditions.

          JOINT MARKETING AND SERVICES AGREEMENT. In connection with this transaction, PSINet and IXC also entered into a Joint Marketing and Services Agreement pursuant to which PSINet will provide Internet services to IXC for its own purposes and for resale. The parties are not precluded under this agreement from either competing with each other or from dealing with third parties with respect to sales of such services.



Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.
          ---------------------------------------------------------

          (c)  Exhibits.

          4.1.1 Amendment No. 1, dated as of July 21, 1997, to Rights Agreement, dated as of May 8, 1996, between PSINet Inc. and First Chicago Trust Company of New York, as Rights Agent.



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                            SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:    July 31, 1997            PSINET INC.



                                   By:/s/ David N. Kunkel
                                      ------------------------
                                       David N. Kunkel
                                       Senior Vice President,
                                        Secretary and General
                                        Counsel



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
                           EXHIBIT INDEX


                                                Sequentially
                                                Numbered
Exhibit No.      Description                    Page
------------     -----------                    ------------



4.1.1         Amendment No. 1, dated as of      Incorporated by
              July 21, 1997, to Rights          reference from
              Agreement, dated as of May 8,     Exhibit 2 to
              1996, between PSINet Inc. and     PSINet's
              First Chicago Trust Company of    Registration
              New York, as Rights Agent.        Statement on Form 8-
                                                A/A dated July 31,
                                                1997



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